Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Full year hotel EBITDA margin increased 173 basis points to 30.5 percent

BETHESDA, MD, February 22, 2012 — LaSalle Hotel Properties (NYSE: LHO) today announced results for the fourth quarter and year ended December 31, 2011. The Company’s results include the following:

	Fourth Quarter		Year-to-Date
	2011	2010	2011	2010
	($’s in millions except per share/unit data)

Total Revenue	$179.0	$161.7	$719.0	$600.4
Net income (loss) to common shareholders	$0.6	$(17.0)	$12.9	$(24.8)
Net income (loss) to common shareholders per diluted share	$0.01	$(0.24)	$0.16	$(0.36)
EBITDA(1)	$47.1	$27.0	$201.0	$152.4
Adjusted EBITDA(1)	$49.2	$43.1	$204.4	$165.0
FFO(1)	$28.2	$23.1	$123.3	$92.5
Adjusted FFO(1)	$30.3	$26.7	$127.7	$98.1
FFO per diluted share/unit(1)	$0.34	$0.32	$1.52	$1.33
Adjusted FFO per diluted share/unit(1)	$0.36	$0.37	$1.57	$1.41

RevPAR	$140.10	$133.37	$147.69	$139.11
RevPAR growth	5.0%		6.2%
Hotel EBITDA Margin	29.3%	28.4%	30.5%	28.8%
Hotel EBITDA Margin growth	87bps		173bps

(1)

See tables later in press release, which list adjustments that reconcile net income (loss) to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income (loss) later in this press release.

Fourth Quarter Highlights

•

RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended December 31, 2011 increased 5.0 percent to $140.10, as a result of a 5.0 percent increase in average daily rate (“ADR”) to $196.16 and a 0.1 percent increase in occupancy to 71.4 percent. RevPAR at our Washington, DC hotels increased 6.0 percent.

•

RevPAR excluding Indianapolis Marriott Downtown and Lansdowne Resort: The performance of the portfolio was impacted by weak RevPAR at Indianapolis Marriott Downtown and Lansdowne Resort. RevPAR declined at Indianapolis Marriott Downtown due to additional room supply with the construction of a nearly 1000-room competitor which opened in February 2011. Lansdowne Resort also negatively impacted the portfolio’s performance and the Company has recently transitioned the management of this asset to Destination Hotels & Resorts. The portfolio’s RevPAR excluding Indianapolis Marriott Downtown and Lansdowne Resort increased 6.6 percent to $146.11, comprised of a 5.5 percent ADR increase to $201.41 and a 1.1 percent improvement in occupancy to 72.5 percent. By March 2012, the additional supply in Indianapolis will have been in the market for a full year and the Company expects performance at Lansdowne Resort to benefit from the management transition.

•

Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the fourth quarter was 29.3 percent, an 87 basis point improvement compared to the comparable prior year period. The margin increase, excluding the impact of a successful real estate tax appeal for our Chicago properties in the fourth quarter of 2010, was 154 basis points.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $49.2 million, an increase of 14.1 percent over the fourth quarter of 2010.

•

Adjusted FFO: The Company generated fourth quarter adjusted FFO of $30.3 million, or $0.36 per diluted share/unit, compared to $26.7 million or $0.37 per diluted share/unit for the comparable prior year period.

•	Acquisitions: The Company acquired the Villa Florence in San Francisco on October 5, 2011 for $67.1 million and the Park Central Hotel in New York City on December 29, 2011 for $396.2 million.

•	Capital Markets: The Company completed the following capital markets initiatives during the fourth quarter:

•

On December 14, 2011, the Company entered into a new $750.0 million senior unsecured credit facility. The new facility matures on January 30, 2017, including extensions subject to certain conditions. Additionally, LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary, refinanced its $25.0 million revolver with no change in capacity, on similar terms as the senior unsecured credit facility.

•	During the fourth quarter, the Company purchased 337,718 of its shares for $6.0 million, an average cost of $17.80.

•

Capital Investments: The Company invested $18.2 million of capital in its hotels, including the continuation of the 33 guestroom expansion at Hotel Amarano Burbank and the commencement of the guestroom renovation at The Liaison Capitol Hill and meeting space renovation at Westin Michigan Avenue.

•	Dividends: On December 15, 2011, the Company declared a fourth quarter 2011 dividend of $0.11 per common share of beneficial interest.

“Our hotels continued to deliver strong results during the fourth quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Furthermore, we were able to make two acquisitions during the quarter in key US markets and close on our new credit facility with attractive terms, which gives us the capacity and flexibility to make additional opportunistic investments as they emerge.”

Subsequent Events

•

The Company announced that effective January 25, 2012, Jeff Foland was elected to its Board of Trustees. Mr. Foland currently serves as Executive Vice President of United Airlines and President of Mileage Plus Holdings, LLC.

•	On February 15, 2012, the Company engaged Destination Hotels & Resorts to manage Lansdowne Resort.

•	During January and February 2012, the Company sold 1,714,939 common shares through its ATM program at an average net price of $27.15 per share.

Full Year 2011 Highlights

•

RevPAR: RevPAR increased 6.2 percent to $147.69, as a result of a 5.1 percent increase in ADR to $193.27 and a 1.1 percent increase in occupancy to 76.4 percent. RevPAR at our Washington, DC hotels increased 6.1 percent.

•	Hotel EBITDA Margin: The Company’s hotel EBITDA margin was 30.5 percent, which was an improvement of 173 basis points compared to 2010.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $204.4 million, an increase of 23.9 percent over 2010.

•	Adjusted FFO: The Company generated adjusted FFO of $127.7 million, or $1.57 per diluted share/unit, compared to $98.1 million or $1.41 per diluted share/unit during 2010.

•

Acquisitions: The Company invested $543.4 million to acquire three properties during 2011 bringing the two-year acquisition investment total to $1.1 billion. The 2011 acquisitions include the following:

•	The Viceroy Santa Monica for $80.1 million on March 16;

•	The Villa Florence in San Francisco for $67.1 million on October 5; and

•	The Park Central Hotel in New York City for $396.2 million on December 29.

•	Capital Markets: The Company completed several capital markets initiatives during 2011 including the following:

•

During the first quarter of 2011, the Company issued $66.4 million of 7.5% Series H Cumulative Redeemable Preferred Shares and redeemed $27.5 million of 8.375% Series B Cumulative Redeemable Preferred Shares.

•	During 2011, the Company used its ATM programs to sell 4,064,708 common shares at an average net price of $27.26 and for total net proceeds of $110.8 million.

•	On April 26, 2011, the Company sold 7,896,612 common shares in an underwritten public offering at an average net price of $27.44, resulting in net proceeds of $216.7 million.

•

On August 29, 2011, the Company announced that its Board of Trustees authorized a share repurchase program to acquire up to $100.0 million of the Company’s common shares. From September through October 2011, the Company acquired 1,389,574 of its common shares through its share repurchase program at a cost of $24.5 million and an average price of $17.66.

•

On December 14, 2011, the Company entered into a new $750.0 million senior unsecured credit facility. The new facility matures on January 30, 2017, including extensions subject to certain conditions. Additionally, LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary, refinanced its $25.0 million revolver with no change in capacity, on similar terms as the senior unsecured credit facility.

•

Capital Investments: The Company invested $48.8 million of capital in its hotels throughout the year, completing renovations at Westin Copley in Boston, Topaz Hotel and Hotel Rouge in Washington, DC and Hotel Viking in Newport, Rhode Island. The Company’s investments also included commencing the 33 guestroom expansion at Hotel Amarano Burbank, the guestroom renovation at The Liaison Capitol Hill and the meeting space renovation at Westin Michigan Avenue.

Balance Sheet

As of December 31, 2011, the Company had total outstanding debt of $951.2 million, including $265.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.7 times as of December 31, 2011 and its fixed charge coverage ratio was 2.5 times. For the fourth quarter, the Company’s weighted average interest rate was 5.4 percent. As of December 31, 2011, the Company had $37.2 million of cash and cash equivalents on its balance sheet and capacity of $509.3 million available on its credit facilities.

2012 Outlook

The Company is providing its 2012 outlook based on an economic environment that continues to improve and assuming no acquisitions. The Company’s RevPAR growth and financial expectations for 2012 are as follows:

	Low-end	High-end
	($’s in millions except per share/unit data)
RevPAR growth	5.0%	7.0%
Hotel EBITDA Margins	31.5%	32.8%
Hotel EBITDA Margin Change	75 bps	200 bps
Adjusted EBITDA	$250.0	$263.0
Adjusted FFO	$164.0	$175.0
Adjusted FFO per diluted share/unit	$1.92	$2.05
Income Tax Expenses	$8.0	$10.0
Capital Investments	$80.0	$90.0

2012 First Quarter Outlook

Based on the portfolio’s performance quarter-to-date, the Company expects first quarter RevPAR to increase 4.0 percent to 5.5 percent, resulting in adjusted EBITDA of $29.0 million to $31.5 million, adjusted FFO of $13.0 million to $15.5 million and adjusted FFO per share/unit of $0.15 to $0.18. The Company’s outlook for the first quarter includes room revenue displacement of $2.2 million due to the renovations at several properties, including The Liaison Capitol Hill, Le Parc Suite Hotel, Hotel Roger Williams and Westin Michigan Avenue. Absent this displacement, the Company’s RevPAR outlook would have been 6.0 percent to 7.5 percent.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, February 23, 2012 at 9:00 AM EST. To participate in the conference call, please dial (877) 681-3376. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 37 upscale full-service hotels, totaling approximately 9,800 guest rooms in 13 markets in 9 states and the District of Columbia.

The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group and Highgate Holdings.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof and the Company’s expectation that performance at Lansdowne Resort will benefit from the management transition. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Hotel operating revenues:
Room	$114,953	$102,841	$471,023	$388,108
Food and beverage	50,333	47,019	193,332	162,831
Other operating department	12,276	10,951	49,650	43,703

Total hotel operating revenues	177,562	160,811	714,005	594,642
Other income	1,417	935	5,002	5,715

Total revenues	178,979	161,746	719,007	600,357

Expenses:
Hotel operating expenses:
Room	28,946	26,669	115,839	95,271
Food and beverage	34,589	31,610	133,838	112,757
Other direct	4,653	4,315	20,390	18,753
Other indirect	46,306	42,720	182,771	153,678

Total hotel operating expenses	114,494	105,314	452,838	380,459
Depreciation and amortization	27,710	27,457	111,282	105,587
Real estate taxes, personal property taxes and insurance	8,955	6,017	35,425	30,897
Ground rent	1,859	1,280	7,720	5,825
General and administrative	4,201	7,038	17,120	18,802
Acquisition transaction costs	1,997	977	2,571	3,003
Impairment of development property	—	8,427	—	8,427
Other expenses	778	749	2,527	3,287

Total operating expenses	159,994	157,259	629,483	556,287

Operating income	18,985	4,487	89,524	44,070
Interest income	26	48	48	126
Interest expense	(10,138)	(10,131)	(39,704)	(36,500)

Income before income tax expense and discontinued operations	8,873	(5,596)	49,868	7,696
Income tax expense	(1,378)	(227)	(7,048)	(5,075)

Income (loss) from continuing operations	7,495	(5,823)	42,820	2,621

Discontinued operations:
Income (loss) from operations of properties disposed of, including gain on sale and loss on impairment	388	(5,316)	829	(2,502)
Income tax benefit (expense)	79	629	(33)	1,651

Net income (loss) from discontinued operations	467	(4,687)	796	(851)

Net income (loss)	7,962	(10,510)	43,616	1,770

Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	—	155	2	191
Noncontrolling interests of common units in Operating Partnership	(1)	—	(1)	—

Net (income) loss attributable to noncontrolling interests	(1)	155	1	191

Net income (loss) attributable to the Company	7,961	(10,355)	43,617	1,961
Distributions to preferred shareholders	(7,402)	(6,688)	(29,952)	(26,754)
Issuance costs of redeemed preferred shares	—	—	(731)	—

Net income (loss) attributable to common shareholders	$559	$(17,043)	$12,934	$(24,793)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2011	2010	2011	2010
Earnings per Common Share - Basic:
Net (loss) income attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$—	$(0.17)	$0.15	$(0.35)
Discontinued operations	0.01	(0.07)	0.01	(0.01)

Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$(0.24)	$0.16	$(0.36)

Earnings per Common Share - Diluted:
Net (loss) income attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$—	$(0.17)	$0.15	$(0.35)
Discontinued operations	0.01	(0.07)	0.01	(0.01)

Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$(0.24)	$0.16	$(0.36)

Weighted average number of common shares outstanding:
Basic	83,417,987	72,570,889	81,155,228	69,549,441
Diluted	83,530,710	72,570,889	81,326,304	69,549,441

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share/unit data)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$559	$(17,043)	$12,934	$(24,793)
Depreciation(1)	27,566	27,635	110,760	110,138
Amortization of deferred lease costs	93	85	318	363
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	—	(155)	(2)	(191)
Noncontrolling interests of common units in Operating Partnership	1	—	1	—
Gain on sale of properties	—	6	(760)	(29,162)
Loss on impairment of properties	—	12,561	—	36,129

FFO	$28,219	$23,089	$123,251	$92,484

Preferred share issuance costs	—	—	731	—
Acquisition transaction costs	1,997	977	2,571	3,003
Tax adjustment related to disposition	—	—	244	—
Costs associated with CFO departure	—	2,612	579	2,612
Non-cash ground rent	115	—	347	—

Adjusted FFO	$30,331	$26,678	$127,723	$98,099

Weighted average number of common shares and units outstanding:
Basic	83,427,649	72,570,889	81,157,663	69,549,441
Diluted	83,540,372	72,671,490	81,328,739	69,722,700

FFO per diluted share/unit	$0.34	$0.32	$1.52	$1.33
Adjusted FFO per diluted share/unit	$0.36	$0.37	$1.57	$1.41

	For the three months ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$559	$(17,043)	$12,934	$(24,793)
Interest expense(1)	10,138	10,131	39,704	36,504
Income tax expense (benefit)(1)	1,299	(402)	7,081	3,424
Depreciation and amortization(1)	27,710	27,766	111,282	110,676
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	—	(155)	(2)	(191)
Noncontrolling interests of common units in Operating Partnership	1	—	1	—
Distributions to preferred shareholders	7,402	6,688	29,952	26,754

EBITDA	$47,109	$26,985	$200,952	$152,374

Preferred share issuance costs	—	—	731	—
Acquisition transaction costs	1,997	977	2,571	3,003
Gain on sale of properties	—	6	(760)	(29,162)
Loss on impairment of properties	—	12,561	—	36,129
Costs associated with CFO departure	—	2,612	579	2,612
Non-cash ground rent	115	—	347	—

Adjusted EBITDA	$49,221	$43,141	$204,420	$164,956

Corporate expense	4,823	5,432	19,792	20,985
Interest and other income(1)	(1,442)	(995)	(5,093)	(5,899)
Hotel level adjustments, net	(998)	968	(2,228)	13,022

Hotel EBITDA	$51,604	$48,546	$216,891	$193,064

(1)	Includes amounts from discontinued operations.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes all properties owned as of December 31, 2011 for the Company’s period of ownership in 2011 and the comparable period in 2010. Exceptions: Hotel EBITDA excludes the March period of ownership for Viceroy Santa Monica and the December period of ownership for Park Central Hotel. Hotel EBITDA for all stated periods excludes any properties the Company has sold.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Room	$114,036	$108,628	$469,442	$442,244
Food and beverage	50,263	50,832	193,005	182,376
Other	11,863	11,356	47,880	45,628

Total hotel revenues	176,162	170,816	710,327	670,248

Expenses:
Room	28,778	28,175	115,382	110,543
Food and beverage	34,546	34,607	133,569	127,975
Other direct	4,523	4,353	19,857	19,601
General and administrative	14,824	14,850	56,606	55,184
Sales and marketing	12,520	12,318	50,211	48,470
Management fees	6,371	6,660	24,879	24,476
Property operations and maintenance	6,453	6,669	26,061	25,507
Energy and utilities	4,971	5,160	21,114	21,252
Property taxes	7,992	6,183	31,948	30,778
Other fixed expenses	3,580	3,295	13,809	13,398

Total hotel expenses	124,558	122,270	493,436	477,184

Hotel EBITDA	$51,604	$48,546	$216,891	$193,064

Note:

This schedule includes operating data for all properties owned as of December 31, 2011 for the Company’s period of ownership in 2011 and the comparable period in 2010. Exceptions: The schedule excludes the March period of ownership for Viceroy Santa Monica and the December period of ownership for Park Central Hotel. All stated periods exclude any properties the Company has sold. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2011	2010	2011	2010
Total Portfolio
Occupancy	71.4%	71.4%	76.4%	75.6%
Increase	0.1%		1.1%
ADR	$196.16	$186.91	$193.27	$183.98
Increase	5.0%		5.1%
RevPAR	$140.10	$133.37	$147.69	$139.11
Increase	5.0%		6.2%

Note:

This schedule includes operating data for all properties owned as of December 31, 2011 for the Company’s period of ownership in 2011 and the comparable period in 2010. All stated periods exclude any properties the Company has sold.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2011	2011	2011	2011	2011
Occupancy	70.1%	84.9%	85.0%	73.7%	78.4%
ADR	$169.51	$202.77	$199.54	$201.39	$194.24
RevPAR	$118.75	$172.16	$169.61	$148.39	$152.36

Note:

This schedule includes operating data for all properties owned as of December 31, 2011.

Non-GAAP Financial Measures

FFO, EBITDA and Hotel EBITDA

The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011*, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property (to the extent included in FFO or EBITDA), impairment losses, acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.

*	As a result of NAREIT issued guidance in 2011, the Company recast FFO for the year ended December 31, 2010 to exclude loss on impairment of properties.